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Exhibit 25

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)
700 South Flower Street Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

NEENAH PAPER, INC.
(Exact name of obligor as specified in its charter)

Delaware	20-1308307
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
Preston Ridge III 3460 Preston Ridge Road Suite 600 Alpharetta, Georgia	30005
(Address of principal executive offices)	(Zip code)

7 3/8% Senior Notes due 2014
Guarantees of 7 3/8% Senior
Notes due 2014
(Title of the indenture securities)

1.     General information. Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429
  (b)
  Whether it is authorized to exercise corporate trust powers.

  Yes.

2.     Affiliations with Obligor.

  If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

16.   List of Exhibits.

  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

  1.
  A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

  2.
  A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

  3.
  A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

  4.
  A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

  6.
  The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

  7.
  A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

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SIGNATURE

        Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Atlanta, and State of Georgia, on the 19th day of May, 2005.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ Karen Z. Kelly
Name:	Karen Z. Kelly
Title:	Vice President

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EXHIBIT 7

THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 700 S. Flower Street, 2nd Floor, Los Angeles, CA 90017

Consolidated Report of Condition for
Insured Commercial and State-Chartered Savings
Banks for March 31, 2005

        All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

						Dollar Amounts in Thousands
					RCON	Bil/Mil/Thou
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a.	Noninterest-bearing balances and currency and coin(1)			0081	9,100	1.a
	b.	Interest-bearing balances(2)			0071	0	1.b
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)			1754	75	2.a
	b.	Available-for-sale securities (from Schedule RC-B, column D)			1773	57,298	2.b
3.	Federal funds sold and securities purchased under agreements to resell:
	a.	Federal funds sold			B987	19,000	3.a
	b.	Securities purchased under agreements to resell(3)			B989	95,000	3.b
4.	Loans and lease financing receivables (from Schedule RC-C):
	a.	Loans and leases held for sale			5369	0	4.a
	b.	Loans and leases, net of unearned income	B528	0			4.b
	c.	LESS: Allowance for loan and lease losses	3123	0			4.c
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	0	4.d
5.	Trading assets (from Schedule RC-D)				3545	0	5
6.	Premises and fixed assets (including capitalized leases)				2145	3,876	6
7.	Other real estate owned (from Schedule RC-M)				2150	0	7
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)				2130	0	8
9.	Customers' liability to this bank on acceptances outstanding				2155	0	9
10.	Intangible assets
	a.	Goodwill			3163	240,005	10.a
	b.	Other intangible assets (from Schedule RC-M)			0426	17,839	10.b
11.	Other assets (from Schedule RC-F)				2160	34,344	11
12.	Total assets (sum of items 1 through 11)				2170	476,537	12

(1)
Includes cash items in process of collection and unposted debits.

(2)
Includes time certificates of deposit not held for trading.

(3)
Includes all securities resale agreements, regardless of maturity.

Schedule RC—Continued

						Dollar Amounts in Thousands
					RCON	Bil/Mil/Thou
LIABILITIES
13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E)			2200	7,502	13.a
		(1) Noninterest-bearing(1)	6631	7,502			13.a.1
		(2) Interest-bearing	6636	0			13.a.2
	b.	Not applicable
14.	Federal funds purchased and securities sold under agreements to repurchase
	a.	Federal funds purchased(2)			B993	0	14.a
	b.	Securities sold under agreements to repurchase (3)			B995	0	14.b
15.	Trading liabilities (from Schedule RC-D)				3548	0	15
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M):				3190	58,000	16
17.	Not applicable
18.	Bank's liability on acceptances executed and outstanding				2920	0	18
19.	Subordinated notes and debentures(4)				3200	0	19
20.	Other liabilities (from Schedule RC-G)				2930	51,452	20
21.	Total liabilities (sum of items 13 through 20)				2948	116,954	21
22.	Minority interest in consolidated subsidiaries				3000	0	22
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus				3838	0	23
24.	Common stock				3230	1,000	24
25.	Surplus (exclude all surplus related to preferred stock)				3839	294,125	25
26.	a.	Retained earnings			3632	64,622	26.a
	b.	Accumulated other comprehensive income(5)			B530	(164)	26.b
27.	Other equity capital components(6)				A130	0	27
28.	Total equity capital (sum of items 23 through 27)				3210	359,583	28
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)				3300	476,537	29

	Memorandum
	To be reported with the March Report of Condition.
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the	RCON	Number
	bank by independent external auditors as of any date during 2004	6724	2	M. 1

1	=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2	=
Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3	=	Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4	=	Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5	=	Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6	=	Review of the bank's financial statements by external auditors
7	=	Compilation of the bank's financial statements by external auditors
8	=	Other audit procedures (excluding tax preparation work)
9	=	No external audit work

(1)
Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)
Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."

(3)
Includes all securities repurchase agreements, regardless of maturity.

(4)
Includes limited-life preferred stock and related surplus.

(5)
Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(6)
Includes treasury stock and unearned Employee Stock Ownership Plan shares.

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SIGNATURE
THE BANK OF NEW YORK TRUST COMPANY, N.A. of 700 S. Flower Street, 2nd Floor, Los Angeles, CA 90017 Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2005